Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces First Quarter 2022 Results
Reports quarterly GAAP and adjusted earnings from continuing operations of $0.09 and $0.03 per diluted share, respectively
Generates operating and total free cash flow of $29 million and $48 million, respectively
Receives orders for 5,055 railcars and delivers 2,470 railcars in the quarter; backlog of $1.9 billion at quarter-end

DALLAS, Texas – April 27, 2022 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the first quarter ended March 31, 2022.
Financial and Operational Highlights
•Quarterly total company revenues of $473 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.09 and quarterly adjusted EPS of $0.03
•Lease fleet utilization of 96.5% and Future Lease Rate Differential ("FLRD") of positive 2.4% at quarter end
•New railcar orders of 5,055 and railcar deliveries of 2,470
~~•~~Year-to-date cash flow from continuing operations and total free cash flow after investments and dividends ("Free Cash Flow") were $29 million and $48 million, respectively
2022 Guidance
•Industry deliveries of 40,000 to 50,000 railcars
•Net investment in the lease fleet of $450 million to $550 million
•Manufacturing capital expenditures of $35 million to $45 million
•EPS of $0.85 to $1.05
◦Excludes gains on insurance recoveries and other items outside of our core business operations
Management Commentary
"Trinity's first quarter results are highlighted by strong orders and deliveries evidenced by a book-to-bill ratio of 2.0x in the quarter," stated Trinity's Chief Executive Officer and President, Jean Savage. "Though labor and supply chain challenges persist, we are confident that deliveries in 2022 will be strong and represent a broad-based industrial recovery for North America."
"In our Railcar Leasing and Management Services Group, utilization continued to improve, and our Future Lease Rate Differential once again improved sequentially and is now a positive 2.4%, a strong leading indicator of demand and future revenue growth. Furthermore, we ended the quarter with a fleet utilization of 96.5%, at pre-pandemic levels, which supports our internal estimates for lease fleet investment in the year."
"In our Rail Products Group, we were especially pleased by the volume of orders and deliveries in the quarter," Ms. Savage continued. "In the first quarter, we delivered orders taken at the bottom of the cycle and managed persistent labor and supply chain challenges, which pressured near-term segment margin. However, we expect to see results in this segment improve in the second half of the year based on the quality of our backlog and strong demand."
Ms. Savage concluded, "As we exit the first quarter, we have clear line of sight to improved operating conditions and expect the financial results in the second half of 2022 and beyond to reflect these trends."

Consolidated Financial Summary

	Three Months Ended March 31,
	2022	2021	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$472.7	$330.7	Higher external deliveries in the Rail Products Group
Operating profit	$54.8	$51.5	Q1 2022 was favorably impacted by $6.4 million in storm-related insurance recoveries
Adjusted Operating profit (1)	$48.4	$51.2	Higher costs associated with external deliveries in the Rail Products Group and higher fleet operating costs and increased depreciation in the Leasing Group, partially offset by increased lease fleet portfolio sales
Interest expense, net	$43.5	$51.3	Improved overall borrowing costs associated with the Company's debt facilities through debt refinancing activity during Q2 2021, partially offset by higher overall average debt
Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$7.3	$(3.0)
EBITDA (1)	$123.9	$115.0
Effective tax expense rate	23.3%	400.0%	Q1 2021 tax rate was impacted by adjustments to carryback claims filed in 2020
Diluted EPS – GAAP	$0.09	$(0.03)	Q1 2022 results include $0.06 in storm-related insurance recoveries
Diluted EPS – Adjusted (1)	$0.03	$0.01
Net cash provided by operating activities – continuing operations	$28.5	$69.3
Free Cash Flow (1)	$47.8	$90.5	Q1 2021 was impacted by timing difference of debt proceeds issued for financing lease fleet equity investment
Capital expenditures – leasing	$84.6	$107.9
Returns of capital to stockholders	$19.1	$60.0	No shares repurchased in Q1 2022 due to the ongoing accelerated share repurchase agreement
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•Total committed liquidity of $718 million as of March 31, 2022.
•On April 20, 2022, Trinity Rail Leasing 2022 LLC, a Delaware limited liability company ("TRL-2022") and a limited purpose, indirect wholly-owned subsidiary of the Company owned through Trinity Industries Leasing Company, entered into a Note Purchase Agreement dated April 20, 2022 (the "Note Purchase Agreement"). The Note Purchase Agreement provides for the issuance and sale of an aggregate principal amount of $244.8 million of its Series 2022-1 Class A Green Secured Railcar Equipment Notes (the "TRL-2022 Notes"). The TRL-2022 Notes will bear interest at a fixed rate of 4.55%, will be payable monthly, and will have a stated final maturity date of May 20, 2052.

Business Group Summary

	Three Months Ended March 31,
	2022	2021	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Management Services Group
Leasing and management revenues	$183.1	$183.5	Lower average lease rates and reduced lease fleet size, partially offset by higher utilization
Leasing and management operating profit	$68.0	$76.6	Higher fleet operating costs and depreciation
Operating profit on lease portfolio sales (1)	$10.5	$1.7	Increased lease fleet portfolio sales
Fleet utilization	96.5%	94.5%
Future Lease Rate Differential ("FLRD") (2)	+2.4%	(15.7)%	Recovery of current market lease rates compared to the prior year period
Owned lease fleet (in units) (3)	107,090	107,970	Initial sale to new RIV partner in Q3 2021, partially offset by growth in the lease fleet
Investor-owned lease fleet (in units)	29,740	26,610	Initial sale to new RIV partner in Q3 2021
Rail Products Group
Revenues	$391.1	$261.0	Higher volume of deliveries
Revenues eliminations – Lease subsidiary	$(101.3)	$(111.3)
Operating profit (loss)	$0.8	$(8.8)	Q1 2022 was favorably impacted by $6.4 million in storm-related insurance recoveries and higher deliveries, partially offset by higher input costs and labor shortages
Operating profit eliminations – Lease subsidiary	$(8.8)	$(1.8)
Operating profit (loss) margin	0.2%	(3.4)%
New railcars:
Deliveries (in units)	2,470	1,895
Orders (in units)	5,055	1,410	Higher orders driven by freight car orders supporting agriculture and chemicals markets and replacement demand in consumer products sector
Order value	$634.7	$171.1	Higher number of units and differences in product mix
Backlog value	$1,895.4	$989.9
Sustainable railcar conversions:
Deliveries (in units)	445	—
Backlog (in units)	1,275	—
Backlog value	$128.2	$—
Corporate and other
Selling, engineering, and administrative expenses	$22.2	$24.8	Lower litigation-related expenses and lower employee-related costs
Gains on dispositions of property	$(6.5)	$(8.7)	Gains on dispositions of non-operating facilities

	March 31, 2022	December 31, 2021
Loan-to-value ratio
Wholly-owned subsidiaries, including corporate revolving credit facility	63.8%	62.3%	Increased leverage associated with leased assets, partially offset by amortization of debt on encumbered assets
(1) Excludes $1.3 million selling profit associated with sales-type leases for the three months ended March 31, 2022.
(2) FLRD calculates the implied change in revenue for railcar leases expiring over the next four quarters, assuming they were renewed at the most recent quarterly transacted lease rates for each railcar type.
(3) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.

Conference Call
Trinity will hold a conference call at 8:30 a.m. Eastern on April 27, 2022 to discuss its first quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "9942194". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "7333684" until 11:59 p.m. Eastern on May 4, 2022.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the First Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations, such as restructuring activities and the potential financial and operational impacts of the COVID-19 pandemic.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity reports its financial results in two reportable segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$472.7	$330.7
Operating costs:
Cost of revenues	398.5	246.3
Selling, engineering, and administrative expenses	44.7	44.7
Gains on dispositions of property:
Lease portfolio sales	11.8	1.7
Other	13.5	9.8
Restructuring activities, net	—	(0.3)
	417.9	279.2
Operating profit	54.8	51.5
Interest expense, net	43.5	51.3
Other, net	(1.6)	1.2
Income (loss) from continuing operations before income taxes	12.9	(1.0)
Provision (benefit) for income taxes:
Current	1.8	4.7
Deferred	1.2	(0.7)
	3.0	4.0
Income (loss) from continuing operations	9.9	(5.0)
Income (loss) from discontinued operations, net of income taxes	(6.9)	6.3
Loss on sale of discontinued operations, net of income taxes	(1.1)	—
Net income	1.9	1.3
Net income (loss) attributable to noncontrolling interest	2.6	(2.0)
Net income (loss) attributable to Trinity Industries, Inc.	$(0.7)	$3.3

Basic earnings per common share:
Income (loss) from continuing operations	$0.09	$(0.03)
Income (loss) from discontinued operations	(0.10)	0.06
Basic net income (loss) attributable to Trinity Industries, Inc.	$(0.01)	$0.03
Diluted earnings per common share:
Income (loss) from continuing operations	$0.09	$(0.03)
Income (loss) from discontinued operations	(0.10)	0.06
Diluted net income (loss) attributable to Trinity Industries, Inc.	$(0.01)	$0.03
Weighted average number of shares outstanding:
Basic	82.9	110.2
Diluted	85.5	110.2
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income (loss) attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented. There were 2.4 million dilutive equivalents from restricted stock and stock options excluded from the computation of diluted earnings per common share for the three months ended March 31, 2021 as we incurred a loss from continuing operations for the period, and any effect on loss per common share would have been antidilutive.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$143.2	$167.3
Receivables, net of allowance	190.1	227.6
Income tax receivable	4.7	5.4
Inventories	508.4	432.9
Restricted cash	208.2	135.1
Property, plant, and equipment, net:
Manufacturing/Corporate	346.3	349.3
Leasing:
Wholly-owned subsidiaries	5,678.7	5,706.1
Partially-owned subsidiaries	1,555.5	1,570.6
Deferred profit on railcars sold to the Leasing Group	(776.9)	(779.1)
	6,803.6	6,846.9
Goodwill	154.2	154.2
Other assets	278.8	266.5
Total assets	$8,291.2	$8,235.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$237.5	$206.4
Accrued liabilities	271.3	307.4
Debt:
Recourse (1)	448.8	398.7
Non-recourse:
Wholly-owned subsidiaries	3,570.9	3,555.8
Partially-owned subsidiaries	1,207.8	1,216.1
	5,227.5	5,170.6
Deferred income taxes	1,110.6	1,106.8
Other liabilities	148.7	147.9
Stockholders' equity:
Trinity Industries, Inc.	1,032.0	1,029.8
Noncontrolling interest	263.6	267.0
	1,295.6	1,296.8
Total liabilities and stockholders' equity	$8,291.2	$8,235.9
(1) Recourse debt as of March 31, 2022 includes $50.0 million outstanding associated with our corporate revolving credit facility.

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net cash provided by operating activities – continuing operations	$28.5	$69.3
Net cash provided by (used in) operating activities – discontinued operations	(8.0)	0.4
Net cash provided by operating activities	20.5	69.7

Investing activities:
Proceeds from lease portfolio sales	71.1	17.3
Proceeds from dispositions of property and other assets	15.6	19.8
Capital expenditures – leasing	(84.6)	(107.9)
Capital expenditures – manufacturing and other	(2.3)	(7.4)
Acquisitions, net of cash acquired	—	(16.6)
Other	—	(0.1)
Net cash used in investing activities – continuing operations	(0.2)	(94.9)
Net cash used in investing activities – discontinued operations	—	(1.1)
Net cash used in investing activities	(0.2)	(96.0)

Financing activities:
Net proceeds from (repayments of) debt	54.2	142.4
Shares repurchased	—	(35.7)
Dividends paid to common shareholders	(19.1)	(23.2)
Other	(6.4)	(0.1)
Net cash provided by financing activities	28.7	83.4
Net increase in cash, cash equivalents, and restricted cash	49.0	57.1
Cash, cash equivalents, and restricted cash at beginning of period	302.4	228.4
Cash, cash equivalents, and restricted cash at end of period	$351.4	$285.5

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income (loss) from continuing operations before income taxes, provision (benefit) for income taxes, income (loss) from continuing operations, net income (loss) from continuing operations attributable to Trinity Industries, Inc., and diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of gains on dispositions of other property, restructuring activities, interest expense, net, pension plan settlement, the income tax effects of the CARES Act, and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended March 31, 2022
	GAAP	Gains on dispositions of property – other (1)	Interest expense, net (2)	Adjusted
Operating profit	$54.8	$(6.4)	$—	$48.4

Income (loss) from continuing operations before income taxes	$12.9	$(6.4)	$(0.3)	$6.2

Provision (benefit) for income taxes	$3.0	$(1.6)	$(0.1)	$1.3

Income (loss) from continuing operations	$9.9	$(4.8)	$(0.2)	$4.9

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$7.3	$(4.8)	$(0.2)	$2.3

Diluted weighted average shares outstanding	85.5			85.5

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$0.09			$0.03

	Three Months Ended March 31, 2021
	GAAP	Pension plan settlement (3)	Restructuring activities, net (3)	Income tax effect of CARES Act	Adjusted
Operating profit	$51.5	$—	$(0.3)	$—	$51.2

Income (loss) from continuing operations before income taxes	$(1.0)	$1.2	$(0.3)	$—	$(0.1)

Provision (benefit) for income taxes	$4.0	$0.3	$(0.1)	$(3.8)	$0.4

Income (loss) from continuing operations	$(5.0)	$0.9	$(0.2)	$3.8	$(0.5)

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$(3.0)	$0.9	$(0.2)	$3.8	$1.5

Diluted weighted average shares outstanding (4)	110.2				112.6

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$(0.03)				$0.01
(1) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(2) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(3) The effective tax rate for restructuring activities and pension plan settlement is before consideration of the CARES Act.
(4) GAAP diluted weighted average shares outstanding excludes 2.4 million shares for the three months ended March 31, 2021, since the Company was in a net loss from continuing operations position for the period. When adjusting for the items above, these shares become dilutive.

Free Cash Flow
Total Free Cash Flow After Investments and Dividends ("Free Cash Flow") is a non-GAAP financial measure. We believe Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Free Cash Flow is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Free Cash Flow is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) debt. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities – continuing operations	$28.5	$69.3
Proceeds from lease portfolio sales	71.1	17.3
Adjusted Net Cash Provided by Operating Activities	99.6	86.6
Capital expenditures – manufacturing and other	(2.3)	(7.4)
Dividends paid to common stockholders	(19.1)	(23.2)
Free Cash Flow (before Capital expenditures – leasing)	78.2	56.0
Equity CapEx for leased railcars	(30.4)	34.5
Total Free Cash Flow After Investments and Dividends	$47.8	$90.5

Capital expenditures – leasing	$84.6	$107.9
Less:
Payments to retire debt	(73.0)	(185.3)
Proceeds from issuance of debt	127.2	327.7
Net proceeds from (repayments of) debt	54.2	142.4
Equity CapEx for leased railcars	$30.4	$(34.5)

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus gains on dispositions of other property, restructuring activities, interest income, and pension plan settlement. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended March 31,
	2022	2021
Net income	$1.9	$1.3
Less: Income (loss) from discontinued operations, net of income taxes	(6.9)	6.3
Less: Loss on sale of discontinued operations, net of income taxes	(1.1)	—
Income (loss) from continuing operations	$9.9	$(5.0)
Interest expense	44.1	51.4
Provision (benefit) for income taxes	3.0	4.0
Depreciation and amortization expense	66.9	64.6
EBITDA	$123.9	$115.0
Gains on dispositions of property – other	(6.4)	—
Restructuring activities, net	—	(0.3)
Interest income	(0.3)	—
Pension plan settlement	—	1.2
Adjusted EBITDA	$117.2	$115.9